EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-263594) and Form S-8 (Nos. 333-195111, 333-215262, 333-217096, 333-231470 and 333-268170) of Lands’ End, Inc. (the “Company”), of our reports dated April 10, 2023, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Madison, Wisconsin

April 10, 2023